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                                                                   EXHIBIT 10.17

                       DIRECTOR COMPENSATION ARRANGEMENTS

      The following sets forth the compensation arrangements between the Company and the members of the board of directors:

      - All directors are reimbursed for travel expenses incurred in connection with attending board and committee meetings.

      - Directors are not entitled to additional fees for serving on committees of the board.

      - From time to time, Cypress may also grant to its non-employee directors options after reviewing the level of compensation paid to non-employee directors by other similarly situated companies.